Exhibit 99.1

IGATE Announces Conversion of Preferred Shares

BRIDGEWATER, NJ – November 4, 2014

IGATE Corporation (“IGATE” or the “Company”) (NASDAQ: IGTE), the New Jersey-headquartered integrated technology and operations solutions provider, today announced that it entered into a Conversion and Exchange Agreement (the “Agreement”) with Viscaria Limited (“Viscaria”) pursuant to which Viscaria voluntarily exercised its option to convert all of its 330,000 shares of the Company’s 8% Series B Convertible Participating Preferred Stock into 21,730,290 shares of the Company’s common stock. The conversion became effective on November 4, 2014 and occurred at the existing conversion rate provided for in the Statement with Respect to Shares of 8% Series B Convertible Participating Preferred Stock, No Par Value Per Share, of the Company. In connection with the conversion, the Company paid Viscaria $80 million in cash.

The Agreement was unanimously recommended by a special committee comprised of disinterested and independent members of the Audit Committee of the Board of Directors of IGATE (the “Board”). Citigroup Global Markets served as financial advisor to the special committee and Cozen O’Connor served as the special committee’s legal counsel. The Agreement was also approved by the disinterested and independent members of the Board.

Ashok Vemuri, President and Chief Executive Officer of IGATE, said, “We appreciate the support of Viscaria since our acquisition of Patni Computers, and we believe the conversion will improve IGATE’s credit profile, result in a cleaner balance sheet and eliminate the dilution to the common stock previously arising from the preferred stock.”

About IGATE

IGATE is a global leader in providing integrated technology and operations-based solutions, headquartered in Bridgewater, New Jersey. As a trusted partner to corporations in North America, Europe and Asia Pacific, IGATE provides solutions to clients’ business challenges by leveraging its technology and process capabilities, underwritten by an understanding of domain and industry imperatives. With revenues over US$1.2 billion, and a global employee talent capital of over 34,000, IGATE offers productized applications and platforms that provide the necessary competitive and innovation edge to clients across industries, through a combination of speed, agility and imagination. IGATE is listed on NASDAQ under the symbol IGTE.

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Investor Contact	Media Contact
Salil Ravindran	Pallavi Choudhury
+1 510 298 8400	+919538501740
Salil.Ravindran@IGATE.com	Pallavi.Choudhury@IGATE.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of the Company may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements regarding the business outlook, the expected performance of the Company’s products and services for its clients, and all other statements in this release other than statements of historical fact are statements that could be deemed forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and other similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, IGATE’s beliefs, expectations, intentions and/or plans regarding future events, including IGATE’s expectations regarding the effects of the conversion, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others, difficulties, delays and unexpected costs; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry; and whether the companies can successfully provide services/products and the degree to which these gain market acceptance. Additional risks relating to IGATE are set forth in IGATE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, as well as IGATE’s other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to IGATE and it assumes no obligation to update these statements as circumstances change.